Exhibit 99.1

MEDIA RELEASE

Fisher Communications’ First Quarter

2013 Financial Results

•	Net Television Revenue, excluding Political increased 14%

•	TV cash flow increased 33%

•	Adjusted EBITDA increased 51%

SEATTLE, WA – (Marketwire) – May 3, 2013 – Fisher Communications, Inc. (NASDAQ: FSCI), a leader in local media innovation, today reported its financial results for the first quarter ended March 31, 2013. The Company reported a net loss of $0.8 million, or $0.09 per share, in the first quarter, compared to a net loss of $1.9 million, or $0.21 per share, in the first quarter of 2012. The first quarter’s results include $1.2 million of pre-tax transaction-related expenses. Excluding the after-tax transaction-related expenses, the financial results for the first quarter would be breakeven.

First Quarter 2013 Financial Highlights

(All comparisons are made to the first quarter of 2012 unless otherwise noted)

•	Total revenues were $36.8 million, up 8% from $33.9 million.

•

Direct operating, selling, general and administrative and programming costs increased 8%, or $2.6 million, driven by $1.2 million of transaction related expenses and increased stock compensation expense.

•	Adjusted EBITDA of $2.2 million was up 51% from $1.5 million.

Television:

•	Total TV net revenue was up 12% year-over-year to $32.6 million driven by strong growth in the automotive, financial services and retail categories.

•	Retransmission consent revenue increased 82% to $6.5 million, as a result of renewed contracts.

•	TV cash flow increased 33% to $7.0 million; TV cash flow margin was 22%, up from 18%.

•

KOMO-TV and KATU-TV were recently recognized for their quality journalism with 5 Edward R. Murrow awards. KOMO-TV earned the coveted award for Overall Excellence as well as Breaking News, Investigative Reporting and Best Documentary. KATU-TV received the Murrow award for Best Newscast.

•	During first quarter, KOMO-TV took top honors in local news ratings in key demographics; the station also became the #1 station in the Seattle DMA sign-on to sign-off.

•

Fisher Interactive, the Company’s digital media unit, achieved record audience at the end of the first quarter with nearly 52 million page views network-wide; in Seattle, komonews.com exceeds its closest television competitor in page views by a 2:1 margin.

Radio:

•	Radio net revenue was down 9% year-over-year to $4.3 million due to market softness.

•	Radio cash flow was down $0.22 million to $0.65 million; radio cash flow margin of 15% was down from 18%.

•

KOMO Newsradio was recognized with the Edward R. Murrow award for Overall Excellence as well as Best Newscast, Breaking News and Continuing Coverage; Fisher’s music radio station, KPLZ-FM (STAR 101.5) earned a Murrow award for Best Documentary.

Balance Sheet & Liquidity

•	Cash and cash equivalents were $18.9 million at quarter-end, compared to $20.4 million at the end of 2012.

•	Fisher remains debt free and has an unused $30 million senior secured revolving credit facility in place.

Management Commentary

“2013 is off to a strong start, led by the continued market share growth among our broadcast stations. This momentum reflects the quality and value of our local brands and is the direct result of solid execution across our group of broadcast stations. A testament to the excellence of our local media properties, Fisher recently dominated the 2013 Edward R. Murrow Awards in the Northwest region, bringing home 10 Edward R. Murrow awards, including the coveted Overall Excellence awards for KOMO-TV (ABC) and KOMO Newsradio in Seattle,” said Colleen B. Brown, Fisher’s President and Chief Executive Officer. “At the same time, we coupled operational execution with financial excellence, delivering substantial year-over-year improvements in TV cash flow and adjusted EBITDA.”

She added, “Subsequent to quarter-end, we announced that we have entered into a definitive merger agreement with Sinclair Broadcast Group, which we believe will deliver significant value to our shareholders. In addition, the combined entity will provide our stations, team members and business partners with new opportunities to flourish. As always, we remain focused on solid execution of our strategic plan and the continued growth of our stations.”

First Quarter 2013 Conference Call

Due to the pending acquisition by Sinclair Broadcast Group, Inc., the Company will not be conducting a conference call to discuss the first quarter 2013 financial results.

Definitions and Disclosures Regarding Non-GAAP Financial Information

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes this should be the primary basis for evaluating its performance.

The preceding discussion of our results includes a discussion of non-GAAP financial measures such as Television cash flow, Radio cash flow, net loss excluding the after-tax transaction-related expenses and Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA. These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.

The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; and by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

Television and radio cash flow are calculated as television and radio segment income from operations plus amortization of broadcast rights, non-cash charges, Internet and trade expenses minus payments for broadcast rights and Internet revenue. Broadcast cash flow is calculated by adding the Television and radio cash flow.

Net loss excluding the after-tax transaction-related expenses, is calculated as net loss plus transaction-related expenses, adjusted by the estimated tax impact by applying the annual effective tax rate.

EBITDA is calculated as income from operations plus amortization of broadcast rights; depreciation and amortization; stock-based compensation; loss on disposal of property, plant and equipment, net; and non-cash charges minus payments for broadcast rights; gain on sale of real estate, net; and amortization of non-cash benefit resulting from a change in national advertising representation firm.

Adjusted EBITDA excludes Plaza rent expense in 2012 and 2013. Management believes this presentation of Adjusted EBITDA is useful to investors because it provides investors with a comparable measure given the rent expense for Fisher Plaza.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this press release, please see the supplemental tables at the end of this release.

About Fisher Communications, Inc.

Fisher Communications, Inc. is a Seattle-based communications Company that owns and operates 13 full power television stations, seven low power television stations, three owned radio stations and one managed radio station in the Western United States. The Company also owns and operates Fisher Interactive Network, its online division (including over 120 online sites) and Fisher Pathways, a satellite and fiber transmission provider. For more information about Fisher Communications, Inc., go to www.fsci.com.

Forward-Looking Statements

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “increase,” “forecast” and “guidance” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then-current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. The forward-looking statements contained in this news release, including, among other things, statements related to changes in revenue, cash flow and operating expenses, the proposed merger involving the Company and Sinclair Broadcast Group and the expected closing of the KMTR TV transaction, involve risks and uncertainties and are subject to change based on various important factors, including the impact of changes in national and regional economies, the competitiveness of political races and voter initiatives, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. There can be no assurance that the proposed merger will occur as currently contemplated, or at all, or that the expected benefits from the transaction will be realized on the timetable currently contemplated, or at all. Additional risks and uncertainties relating to the proposed merger include, but are not limited to, uncertainties as to the satisfaction of closing conditions to the proposed merger, including timing and receipt of regulatory approvals, timing and receipt of approval by the shareholders of the Company, the respective parties’ performance of their obligations under the merger agreement relating to the proposed merger, and other factors affecting the execution of the transaction.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as amended, included under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Company’s most recently filed Form 10-Q, and in other filings and furnishings made by the Company with the SEC from time to time. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Additional Information

In connection with the meeting of the Company’s shareholders to be held with respect to the proposed merger involving the Company and Sinclair Broadcast Group, the Company plans to file with the SEC preliminary and definitive proxy statements and other relevant materials. The definitive proxy statement (when available) will be mailed to the Company’s shareholders. INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain a free copy of the proxy statement (when available) and other relevant documents filed by the Company with the SEC from the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s website at www.fsci.com by clicking on the “Investor Relations” link, then clicking on the “SEC Filings” link.

The Company and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and executive officers by reading the Company’s Form 10-K/A for the year ended December 31, 2012, which was filed with the SEC on April 29, 2013. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed by the Company with the SEC in connection with the proposed merger when they become available.

Fisher Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31,		%
(in thousands, except per-share amounts)	2013	2012	Increase (decrease)
Revenue	$36,791	$33,932	8%

Operating expenses
Direct operating costs	17,646	16,656	6%
Selling, general and administrative expenses	16,213	14,554	11%
Amortization of broadcast rights	2,402	2,457	(2%)
Depreciation and amortization	1,794	1,757	2%
Gain on sale of real estate, net	—	(373)	100%

Total operating expenses	38,055	35,051	9%

Loss from operations	(1,264)	(1,119)	(13%)
Loss on extinguishment of senior notes, net	—	(1,482)
Other income, net	30	30
Interest expense	(30)	(266)

Loss from operations before income taxes	(1,264)	(2,837)
Benefit for income taxes	(495)	(973)

Net loss	$(769)	$(1,864)

Net loss per share (basic and diluted)	$(0.09)	$(0.21)

Weighted average shares outstanding basic and diluted)	8,800	8,847
Dividends declared per share	$0.15	$—

Fisher Communications, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands)	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$18,943	$20,403
Receivables, net	28,975	28,243
Income taxes receivable	1,314	834
Deferred income taxes, net	1,062	1,062
Prepaid expenses and other	3,588	3,629
Broadcast rights	4,298	46.690

Total current assets	58,180	60.861
Restricted cash	125	3,624
Cash surrender value of life insurance and annuity contracts	18,314	18,100
Goodwill, net	13,293	13,293
Intangible assets, net	40,013	40,072
Other assets	5,414	5,208
Deferred income taxes, net	685	711
Property, plant and equipment, net	38,847	39,155

Total assets	$174,871	$181,024

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,475	$1,496
Accrued payroll and related benefits	4,038	4,200
Broadcast rights payable	4,057	6,488
Income taxes payable	145	3,060
Current portion of accrued retirement benefits	1,368	1,368
Other current liabilities	9,083	7,260

Total current liabilities	20,166	23,872
Deferred income	8,043	8,338
Accrued retirement benefits	22,475	22,574
Other liabilities	3,134	3,105

Total liabilities	53,818	57,889

Total stockholders’ equity	121,053	123,135

Total liabilities and stockholders’ equity	$174,871	$181,024

Fisher Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended March 31,
(in thousands)	2013	2012
Operating activities
Net loss	$(769)	$(1,864)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,794	1,757
Deferred income taxes, net	26	18
Loss on extinguishment of senior notes, net	—	594
Loss in operations of equity investees	50	44
Loss on disposal of property, plant and equipment, net	17	11
Gain on sale of real estate, net	—	(373)
Amortization of deferred financing fees	13	19
Amortization of deferred gain on sale of Fisher Plaza	(190)	(190)
Amortization of debt security investment premium	—	74
Amortization of non-cash contract termination fee	(365)	(365)
Amortization of broadcast rights	2,402	2,457
Payments for broadcast rights	(2,441)	(2,651)
Stock-based compensation	830	451
Change in operating assets and liabilities, net
Receivables	(732)	5,328
Prepaid expenses and other	41	12
Cash surrender value of life insurance and annuity contracts	(214)	(207)
Other assets	(227)	37
Accounts payable, accrued payroll and related benefits and other current liabilities	1,337	(815)
Interest payable	—	(1,556)
Income taxes receivable and payable	(3,395)	(22,691)
Accrued retirement benefits	(46)	(2)
Other liabilities	341	117

Net cash used in operating activities	(1,528)	(19,795)

Investing activities
Investment in equity investee	(11)	(9)
Purchase of held to maturity debt security investments	—	(82,733)
Purchase of property, plant and equipment	(1,182)	(4,445)
Proceeds from sale of available for sale debt security investments held as restricted cash	3,499	—
Proceeds from sale of held to maturity debt security investments	—	7,628
Proceeds from maturity of held to maturity debt security investments	—	25,000
Proceeds from sale of real estate	—	570

Net cash provided by (used in) investing activities	2,306	(53,989)

Financing activities
Repurchase of senior notes	—	(61,834)
Repurchase of common stock	—	(86)
Shares settled upon vesting of stock rights	(845)	(437)
Payments on capital lease obligations	(51)	(47)
Cash dividends paid	(1,342)	—

Net cash used in financing activities	(2,238)	(62,404)

Net decrease in cash and cash equivalents	(1,460)	(136,188)
Cash and cash equivalents, beginning of period	20,403	143,017

Cash and cash equivalents, end of period	$18,943	$6,829

Fisher Communications, Inc. and Subsidiaries

GAAP to Non-GAAP Reconciliations

(Unaudited, in thousands)

The following table provides a reconciliation of loss from operations (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP) in each of the periods presented:

	Three months ended March 31,
	2013	2012
(in thousands)
Loss from operations	$(1,264)	$(1,119)
Adjustments:
Amortization of broadcast rights	2,402	2,457
Payments for broadcast rights	(2,441)	(2,651)
Depreciation and amortization	1,794	1,757
Stock-based compensation	830	451
Loss on disposal of property, plant and equipment, net	17	11
Gain on sale of real estate, net	—	(373)
Other	—	45
Amortization of non-cash benefit resulting from change in national advertising representation firm	(365)	(365)

EBITDA (Non-GAAP)	$973	$213

Fisher Plaza rent expense	1,268	1,271

Adjusted EBITDA (Non-GAAP)	$2,241	$1,484

The following table provides a reconciliation of television segment income from operations (GAAP) to television broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended March 31,
	2013	2012
Television segment income from operations	$6,681	$5,079
Less:
Amortization of broadcast rights	2,402	2,457
Payments for broadcast rights	(2,441)	(2,651)
Net trade and internet loss (1)	370	394

Television broadcast cash flow (Non-GAAP)	$7,102	$5,279

Television broadcast cash flow as a percentage of television segment revenue	21.5%	18.1%

Television segment revenue	$32,560	$29,159

(1)	Excludes multiplatform internet related revenue

The following table provides a reconciliation of radio segment income from operations (GAAP) to radio broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended March 31,
	2013	2012
Radio segment income from operations	$613	$798
Less:
Net trade loss	35	74

Radio broadcast cash flow (Non-GAAP)	$648	$872

Radio broadcast cash flow as a percentage of radio segment revenue	15.0%	18.4%

Radio segment revenue	$4,320	$4,733

The following table provides television segment net revenue comparisons in each of the periods presented:

	Three months ended March 31,		%
	2013	2012	Change
Core advertising (local and national)	$23,418	$22,214	5%
Political	—	519	(100%)
Internet (1)	1,066	1,282	(17%)
Retransmission	6,523	3,577	82%
Trade, barter and other	1,553	1,567	(1%)

Television segment net revenue	$32,560	$29,159	12%

Television segment net revenue, excluding political	$32,560	$28,640	14%

(1)	Excludes multiplatform internet related revenue which is included within core advertising

The following table provides radio segment net revenue comparisons in each of the periods presented:

	Three months ended March 31,		%
	2013	2012	Change
Core adverting (local and national)	$4,132	$4,458	(7%)
Political	12	40	(70%)
Trade, barter and other	176	235	25%

Radio segment net revenue	$4,320	$4,733	(9%)

Radio segment net revenue, excluding political	$4,308	$4,693	(8%)

The following table provides a reconciliation of net loss (GAAP) to adjusted net loss, excluding the after-tax transaction-related expenses (non-GAAP) in each of the periods presented:

	Three months ended March 31,
	2013	2012
Net loss	$(769)	$(1,864)
Adjustments:
Transaction-related expenses	1,233	—
Effect of income taxes	(483)	—

Adjusted net loss, excluding the after-tax transaction-related expenses	$(19)	$(1,864)

Adjusted net loss per share assuming dilution, excluding the after-tax transaction-related expenses	$—	$(0.21)

Weighted average shares outstanding assuming dilution	8,800	8,847

Contacts:

Addo Communications

310-829-5400

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